SECURITIES AND EXCHANGE COMMISSION
UNITED STATES
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   June 27, 2014

Body Central Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-34906	14-1972231
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6225 Powers Avenue Jacksonville, FL	32217
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code:   (904) 737-0811

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE
This Current Report on Form 8-K/A is being filed by Body Central Corp., a Delaware corporation (the “Company”), to supplement Item 5.02 of the Company’s Current Report on Form 8-K, dated June 27, 2014 and filed with the Securities and Exchange Commission on June 30, 2014 (the “Original Form 8-K”), solely to include information pursuant to Item 404(a) of Regulation S-K with respect to the new directors elected to fill vacancies Company’s board on June 27, 2014. Except as set forth herein, no other amendments to the Original Form 8-K are made by this Form 8-K/A.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The disclosure appearing under Item 5.02 of the Original Form 8-K is supplemented by adding the following information regarding the three new directors elected to fill vacancies on the Company’s board on June 27, 2014:
Erica Niemann is an Analyst with Lane Five Capital Management, LP, which entity is the investment manager of Lane Five Partners LP. Pursuant to the Purchase Agreement disclosed in Item 1.01 of the Original Form 8-K, Lane Five Partners LP purchased from the Company, for an aggregate purchase price of $2,700,002, (i) Notes having an aggregate principal amount of $2,700,000, (ii) one share of Series A-1 Preferred Stock and (iii) one share of Series B-1 Preferred Stock.
Ari Zweiman is the Portfolio Manager of 683 Capital Partners LP. Pursuant to the Purchase Agreement disclosed in Item 1.01 of the Original Form 8-K, 683 Capital Partners LP purchased from the Company, for an aggregate purchase price of $4,500,002, (i) Notes having an aggregate principal amount of $4,500,000, (ii) one share of Series A-3 Preferred Stock and (iii) one share of Series B-7 Preferred Stock.
Pursuant to the Purchase Agreement disclosed in Item 1.01 of the Original Form 8-K, Justin Evans purchased from the Company, for an aggregate purchase price of $1,000,002, (i) Notes having an aggregate principal amount of $1,000,000, (ii) one share of Series A-2 Preferred Stock and (iii) one share of Series B-2 Preferred Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BODY CENTRAL CORP.
(registrant)

July 3, 2014	By:	/s/ Timothy J. Benson
Timothy J. Benson
Senior Vice President, Finance and Secretary